UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 4, 2007

JUPITER ENTERPRISES, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-30996	98-0208667
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

No. 8 Su An Nan Road, Number 181, Shunyi County, Beijing China 101300
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: 011-86-13341000223

No. 24 Xiao Shi Qiao Jiugulou Street, XiCheng District, Beijing China 100009
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[   ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 4.01           Changes in Registrant’s Certifying Accountant.

          The Registrant has engaged the accounting firm of Killman, Murrell & Co., P.C. of Odessa, Texas, to serve as the Registrant’s new principal independent accountant. Killman, Murrell & Co., P.C. replaces LBB & Associates, Ltd, LLP as the Registrant’s principal auditor, who resigned on June 4, 2007.

          The resignation by the firm of LBB & Associates, Ltd, LLP, was approved by the Board of Directors of the Registrant on October 4, 2007.

          The firm of Killman, Murrell & Co., P.C., was engaged by the Board of Directors as the new certifying accountants on October 4, 2007.

          The former accountant’s report on the financial statements for the past fiscal year contained a “going concern” qualification, but did not contain an adverse opinion or disclaimer of opinion, and was not qualified or modified as to uncertainty, audit scope or accounting principles.

          During the two most recent fiscal year and the subsequent interim period preceding the dismissal of LBB & Associates, Ltd, LLP, there were no disagreements with the former accountant on any matters of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreement(s), if any, if not resolved to the satisfaction of the former accountant would have caused it to make reference to the subject matter of the disagreement(s), if any, in connection with its reports.

          A letter addressed to the Securities and Exchange Commission from the former accountant stating its agreement with the disclosures made in this filing is filed as an exhibit hereto.

Item 9.01           Financial Statements and Exhibits.

Exhibit	Description

16.1	Letter on change in certifying accountant from LBB & Associates, Ltd, LLP. (Filed herewith.)

16.2	LBB & Associates, Ltd., LLP resignation letter dated June 4, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JUPITER ENTERPRISES, INC.

By:	/s/ Chris Harper
Chris Harper, Chief Executive Officer

Date: October 4, 2007

EXHIBIT INDEX

Exhibit	Description

16.1	Letter on change in certifying accountant from LBB & Associates, Ltd, LLP. (Filed herewith.)

16.2	LBB & Associates, Ltd., LLP resignation letter dated June 4, 2007.